EXHIBIT 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

Between

PACIFIC ETHANOL, INC.

and

LYLES UNITED, LLC

Dated March 18, 2008

INDEX TO SCHEDULES

SCHEDULE 2.1	Organization
SCHEDULE 2.6	Authorized Capital Stock
SCHEDULE 2.7	Financial Statements
SCHEDULE 2.9	Changes
SCHEDULE 2.10	Litigation
SCHEDULE 2.13	Assets
SCHEDULE 2.15	Title to Properties; Encumbrances
SCHEDULE 2.19	Assumptions
SCHEDULE 2.26	Environmental Reports
SCHEDULE 2.31	Registration Rights
SCHEDULE 2.33	Disclosure
SCHEDULE 2.35	SEC and NASDAQ Matters

INDEX TO EXHIBITS

EXHIBIT A	Form of Warrant
EXHIBIT B	Certificate of Incorporation (including the Series A Certificate ofDesignations)
EXHIBIT C	Form of Series B Certificate of Designations
EXHIBIT D	Form of Registration Rights Agreement
EXHIBIT E	Form of Series A Preferred Stockholder Consent and Waiver
EXHIBIT F	Form of Opinion of Company’s Counsel

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made on the 18th day of March, 2008 (the “Agreement”), by and between Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and Lyles United, LLC, a Delaware limited liability company (the “Purchaser”).  Certain capitalized terms used herein are defined in Section 6.17 of this Agreement.

WHEREAS, the Purchaser desires to purchase, and the Company desires to issue and sell, upon the terms and conditions stated in this Agreement, (i) 2,051,282 shares (the “Preferred Shares”) of the Company’s Series B Cumulative Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and (ii) a warrant (the “Warrant”) in the form attached to this Agreement as Exhibit A to acquire up to 3,076,923 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1    Issuance, Sale and Delivery of the Preferred Shares and Warrant at the Closing.  At the Closing (as defined in Section 1.2), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,051,282 Preferred Shares and (ii) a Warrant to purchase 3,076,923 Warrant Shares, for the aggregate purchase price of $40,000,000.

1.2    Closing.

(a)    The Closing shall take place at 10:00 a.m. at the offices of Rutan & Tucker, LLP, 611 Anton Blvd., Costa Mesa, California, on the Closing Date.  At the Closing, the Company shall issue and deliver to the Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing 2,051,282 Preferred Shares and (ii) a Warrant in definitive form, registered in the name of the Purchaser representing the right to purchase 3,076,923 Warrant Shares.  As payment in full for the Preferred Shares and the Warrant being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor and Warrant as aforesaid, on the Closing Date, the Purchaser shall pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, in immediately available funds in the amount of $40,000,000.  Such amount shall be paid to the account as shall have been designated in writing to the Purchaser at least two (2) business days prior to the Closing Date by the Company.

(b)    The Company shall reimburse the Purchaser for the costs and expenses described in Section 6.1 by wire transfer or by such other method as may be reasonably acceptable to the Purchaser, in immediately available funds.  Such amounts shall be paid to the account of the Purchaser as shall have been designated in writing to the Company at least two (2) business days prior to the Closing Date by the Purchaser.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that:

2.1    Organization and Qualifications.  The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization as set forth in Schedule 2.1 and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary.

2.2    Certificate of Incorporation and Bylaws.  The Company has delivered to the Purchaser true, correct, and complete copies of the Company’s Certificate of Incorporation, including all certificates of amendment and certificates of designations including the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Certificate of Designations”), copies of which are attached hereto as Exhibit B, and the Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock in the form included in Exhibit C attached hereto (the “Series B Certificate of Designations” and, together with the certificate of incorporation and all certificates of amendment thereof and the Series A Certificate of Designations, the “Amended Charter”) and the Company’s Bylaws (the “Bylaws”), in each case, as in effect on the date hereof.

2.3    Corporate Power and Authority.  The Company has all requisite power and authority to execute and deliver each of the Transaction Documents to which it is a party.  The Company has all requisite legal and corporate power and authority to issue, sell and deliver the Preferred Shares and the Warrant to the Purchaser hereunder, to issue and deliver shares of Series B Preferred Stock as dividends in accordance with Section 3(a) of the Series B Certificate of Designations (the “Dividend Shares”), to issue and deliver the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”) and to issue and deliver the Warrant Shares upon exercise of the Warrant.  The Conversion Shares and Warrant Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

2.4    Authorization; Validity.  The Company’s: (a) execution and delivery of the Transaction Documents and performance of its obligations thereunder, (b) execution and filing of the Series B Certificate of Designations, (c) issuance, sale and delivery of the Preferred Shares and, when declared as a dividend, the Dividend Shares, (d) issuance and delivery of the Conversion Shares, (e) issuance and delivery of the Warrant, and (f) issuance and delivery of the Warrant Shares have been duly authorized by all requisite corporate action or will have been so authorized prior to the Closing Date and, other than stockholder approval and approvals of or required by The NASDAQ Stock Market, if any, no other corporate action on the part of the Company or any Subsidiary or other approval or authorization is required on the part of the Company, any Subsidiary or any person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations of the Company.  Each of the Transaction Documents, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

2.5    No Conflicts; No Violation.  The Company is not in violation of or default under any provision of its Amended Charter or Bylaws.  No Subsidiary is in violation of or default under any provision of its articles or certificate of incorporation or bylaws or, if such Subsidiary is not a corporation, similar organizational and formation documents.  The execution, delivery, and performance of, and compliance with, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Preferred Shares and any Dividend Shares and issuance and delivery of the Conversion Shares, issuance and delivery of the Warrant and issuance and delivery of the Warrant Shares have not and will not (a) violate any Law or any order, injunction, ruling, writ, award, judgment or decree of any court or other agency of government or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, or any provision of any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any Subsidiary or any of their assets, properties or businesses is bound, (b) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any such indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument, or (c) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon the Company or any Subsidiary or any of their assets, properties or businesses. No provision of any Transaction Document violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any other indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument.

2.6    Authorized Capital Stock.

(a)    The Company’s authorized capital stock consists of 10,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), and 100,000,000 shares of Common Stock.  Immediately prior to the Closing, 40,674,464 shares of Common Stock are outstanding, 5,315,625 shares of Series A Cumulative Redeemable convertible Preferred Stock (the “Series A Preferred Stock”) are outstanding and no shares of Series B Preferred Stock are outstanding.  In addition, there are 225,000 shares of Common Stock reserved for issuance upon exercise of outstanding options for Common Stock, 1,047,511 additional shares of Common Stock reserved for issuance upon exercise of options available for grant under the Company’s stock option plans, 100,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants for Common Stock, 10,631,250 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock, 6,153,846 shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock, and no shares are held in the Company’s treasury.  The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are as set forth in the attached Schedule 2.6.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company’s authorized capital stock are as set forth in the Certificate of Incorporation, the Series A Certificate of Designations and the Series B Certificate of Designations, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  Except as set forth in the attached Schedule 2.6: (i) no Person owns of record any share of, or is known to the Company to own beneficially more than 5% of, the Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.  Except as set forth in the attached Schedule 2.6, the Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as set forth in the attached Schedule 2.6, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company.  Except as set forth in the attached

Schedule 2.6, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company’s securities (whether or not the Company is a party thereto), or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company’s securities.  All of the outstanding shares of Common Stock of the Company are duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws.

(b)    The Preferred Shares shall have been duly authorized and the Preferred Shares, when issued in accordance with this Agreement, and the Dividend Shares, when issued in payment of any dividend, will be duly and validly issued, fully paid and nonassessable shares of Series A Preferred Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.  The Conversion Shares shall have been duly reserved for issuance upon conversion of the Preferred Shares, if any Dividend Shares shall be issued, the Dividend Shares, and the Warrant Shares shall have been duly reserved for issuance upon exercise of the Warrant and, in each case, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement the Securities Act and applicable state securities laws.  Except as set forth in Schedule 2.6, neither the issuance, sale or delivery of the Preferred Shares or of any Dividend Shares nor the issuance or delivery of the Conversion Shares or the Warrant Shares will be subject to any preemptive right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person.  Except as set forth in Schedule 2.6, the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of any of the Company’s outstanding convertible, exercisable or exchangeable securities.  Any Person with any right (other than the Purchaser) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.

2.7    Financial Statements. The Company has delivered or made available to the Purchaser the audited financial statements of the Company and its Subsidiaries as at and for the years ended December 31, 2006, unaudited financial statements for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and unaudited draft financial statements as at and for the year ended December 31, 2007 (collectively, the “Financial Statements”).  Each of the Financial Statements was prepared in good faith, is complete and correct, and has been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods covered thereby and, except as set forth in Schedule 2.7, fairly and accurately present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, and are consistent with the books and records of the Company and each of its Subsidiaries (which books and records are correct and complete) except that the unaudited financial statements as at and for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 are subject to normal year-end adjustments and the unaudited draft financial statements as at and for the year ended December 31, 2007 are subject to adjustments and could be materially different from the audited financial statements for the year ended December 31, 2007.

2.8    No Undisclosed Liabilities.  None of the Company or its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), and (b) liabilities (including accounts payable) incurred since the date of the Financial Statements in the ordinary course of business consistent with past practice.  The Company knows of no basis for the assertion against the Company or any of its Subsidiaries of any liabilities not adequately reflected or reserved against in the Financial Statements.  Except as disclosed in the Financial Statements or in Schedule 2.19, none of the Company or its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

2.9    Changes.  Except as expressly contemplated by the Transaction Documents or as set forth on Schedule 2.9, since December 31, 2007:

(a)    there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in a Material Adverse Change;

(b)    there has not been any payment of, or declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

(c)    there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

(d)    none of the Company or its Subsidiaries has materially increased the compensation payable or to become payable, or awarded or paid any bonuses to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or any Subsidiary nor has the Company or any Subsidiary either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to materially increase the compensation payable or to become payable by it to any of its employees, officers, directors, consultants, advisors, agents, stockholders or representatives or agreed to materially increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, officers, directors, consultants, advisors, agents, stockholders or representatives;

(e)    none of the Company or its Subsidiaries has made any loans, advances, guarantees or capital contributions to, or investments in, any Person or paid any fees or expenses to or entered into any arrangement, transaction or agreement with any Affiliate of the Company or any members of their immediate families other than ordinary advances for expenses incurred in the ordinary course of business;

(f)    there has not been satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that has not resulted in a Material Adverse Change;

(g)    there has not been any termination or material change to a material contract or arrangement by which the Company or any Subsidiary or any of their assets are bound or subject;

(h)    there has not been any resignation or termination of employment of any key employee, officer, director, consultant, advisor, agent or representative of the Company or any of its Subsidiaries;

(i)     none of the Company or its Subsidiaries has transferred any tangible or intangible assets or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.12) used by the Company or any Subsidiary in its business which could reasonably be expected to result in a Material Adverse Change;

(j)    there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company or any Subsidiary having a replacement cost of more than $10,000 for any single loss or $25,000 for all such losses in the aggregate;

(k)    none of the Company or its Subsidiaries has mortgaged, pledged or subjected to any Lien or encumbrance any of its assets (except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Change), acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with the its past practice or liens for taxes not yet due or payable;

(l)    none of the Company or its Subsidiaries has canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim;

(m)    none of the Company or its Subsidiaries has made, or entered into any binding commitment to make, any capital expenditures or capital additions or betterments in excess of $100,000 in the aggregate;

(n)    none of the Company or its Subsidiaries has incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

(o)    none of the Company or its Subsidiaries has entered into any material transaction except for the Transaction Documents;

(p)    none of the Company or its Subsidiaries has made any change in its accounting principles, methods or practices or depreciation or amortization policies or rates theretofore adopted;

(q)    none of the Company or its Subsidiaries has disclosed to any Person any trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements;

(r)    none of the Company or its Subsidiaries has suffered or experienced any change in the relationship or course of dealings between the Company or such Subsidiary and any of its suppliers or customers which supply goods or services to the Company or such Subsidiary or purchase goods or services from the Company or such Subsidiary, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

(s)    none of the Company or any of its Subsidiaries has made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate; and

(t)    none of the Company or its Subsidiaries has entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

2.10         Litigation; Compliance with Law.

(a)    Except as set forth in Schedule 2.10, there is no (i) action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the Company’s knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets or (iii) governmental inquiry pending or, to the Company’s knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets (including without limitation any inquiry as to the Company’s or any of its Subsidiary’s qualification to hold or receive any license or permit), that could, individually or in the aggregate, result in a Material Adverse Change, and to the best of the Company’s knowledge, there is no basis for any of the foregoing.  None of the Company or its Subsidiaries is in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company or such Subsidiary of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(b)    Except as set forth in Schedule 2.10, neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Change, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(c)    There is no existing Law, and the Company is not aware of any proposed Law, which would prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely affect the Company or any such Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.  None of the Company or its Subsidiaries has received any notices of violation or alleged violation of any Law, by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

2.11       Proprietary Information of Third Parties.  No third party has claimed or, to the best of the Company’s knowledge, has reason to claim, that any Person employed by or affiliated with the Company or its Subsidiaries has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, non-disclosure or similar agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  No third party has requested information from the Company or any of its Subsidiaries which suggests that such a claim might be contemplated.  To the best of the Company’s knowledge, no Person employed by or Affiliate of the Company or any of its Subsidiaries has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no Person employed by or Affiliate of the Company or any of its Subsidiaries has violated any confidential relationship which such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company or any of its Subsidiaries, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company’s knowledge, neither the execution or delivery of the Transaction Documents, nor the carrying on of the businesses of the Company and its Subsidiaries as officers, employees or agents by any officer, director or key employee of the Company or any of its Subsidiaries, nor the conduct or proposed conduct of the Company’s or any such Subsidiary’s business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated to a third party.

2.12         Intellectual Property.  The Company and its Subsidiaries own, or possess all rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted and as proposed to be conducted.  None of the Company’s Intellectual Property has expired or terminated, or is expected to expire or terminate, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property.  None of the Company or its Subsidiaries is aware of any instances where its employees, agents, advisors, consultants or representatives have transferred Intellectual Property of the Company or any Subsidiary without the consent of the Company or such Subsidiary.

2.13         Assets.  Except as set forth in Schedule 2.13, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Change.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

2.14         Employee Benefit Plans.

(a)    Neither the Company nor its Subsidiaries has a formal plan or commitment, whether legally binding or not, to create any additional “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law (“ERISA”)), practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees.  Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

(b)    Neither the Company nor its Subsidiaries contributes to or has any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of the Company or the Subsidiary.

(c)    The Company and the Subsidiary have, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the Company’s Employee Benefit Plans (each, a “Company Employee Benefit Plan”), and neither the Company nor its Subsidiaries has knowledge of the default or violation by any other party with respect thereto.

(d)    There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to the Company’s knowledge, threatened, against any Company Employee Benefit Plan or against the assets funding any Company Employee Benefit Plan.

(e)    Neither the Company nor the Subsidiary maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of the Company or its Subsidiaries.

2.15         Title to Properties; Encumbrances.

(a)    The Company and its Subsidiaries have good and marketable title to all of their respective properties and assets (real, personal or mixed, tangible or intangible), including without limitation the Intellectual Property.  None of the Company’s nor its Subsidiaries’ properties or assets is subject to any Lien, except as set forth on Schedule 2.15, none of which adversely affects the business or the continued operations of the Company or its Subsidiaries.

(b)    All material property and assets (real, personal or mixed, tangible or intangible) used or required by the Company and its Subsidiaries in the conduct of the business of the Company and its Subsidiaries are fully owned by the Company and/or its Subsidiaries (except to the extent of any Liens set forth on Schedule 2.15).  All such property and assets, or the leases or licenses thereof, constitute all property, assets and contractual rights necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted.

2.16         Insurance.  There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its Subsidiaries and their properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated.

2.17           Taxes.  The Company and each of its Subsidiaries has accurately and timely filed all federal, state, county and local tax returns and reports required to be filed by it within the applicable period, and the Company and each of its Subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable.  Such returns and reports are true and correct in all material respects.  The Company and each of its Subsidiaries has established adequate reserves for all taxes accrued but not yet payable.  All tax elections of any type which the Company or its Subsidiaries has made as of the date hereof are set forth in the Financial Statements.  None of the federal income tax returns of the Company or its Subsidiaries has ever been audited by the Internal Revenue Service.  No claim or deficiency assessment with respect to or proposed adjustment of the Company’s or its Subsidiaries’ federal, state, county or local taxes is currently assessed or pending or threatened, and there is no basis for any such claim, assessment or adjustment.  There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or businesses or the Company or its Subsidiaries.  None of the Company or its Subsidiaries has executed any waiver of the statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company or its Subsidiaries is a party to any agreement relating to the sharing, allocation or indemnification of taxes.  The Company and each Subsidiary has properly charged, collected and paid all applicable sales, use and other similar taxes.

2.18   Loans and Advances.  None of the Company or its Subsidiaries has any outstanding loans or advances to any Person and none of them is obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or such Subsidiary, as applicable.

2.19   Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.  None of the Company or its Subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except as set forth on Schedule 2.19.

2.20   Approvals.  Subject to the accuracy of the Purchaser’s representations and warranties set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for the Company’s valid execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares or Warrant, the issuance and delivery of the Dividend Shares or, upon conversion of the Preferred Shares or exercise of the Warrant, the Company’s issuance and delivery of the Conversion Shares and Warrant Shares, respectively, other than those (i) which have previously been obtained or made, (ii) which are required to be obtained from stockholders at the stockholder vote to be held in connection with the approval of the transactions contemplated by the Transaction Documents, or (iii) which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law.

2.21   Offering of the Preferred Shares.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article III hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares, the Warrant and the Dividend Shares and, upon conversion of the Preferred Shares and exercise of the Warrant, the issuance and delivery of the Conversion Shares and Warrant Shares, respectively.  Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares and the Warrant Shares or any security of the Company similar to the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares or the Warrant Shares has offered the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares, the Warrant Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares, the Warrant Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchaser.  Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares or the Warrant Shares under the Securities Act or the rules and regulations of the Commission promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares and the Warrant Shares to the registration provisions of the Securities Act.  Neither the Company nor any Person acting on its behalf has offered the Preferred Shares, the Dividend Shares, the Warrant, the Conversion Shares or the Warrant Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

2.22   Offering Exemption.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article III, the offer, issuance and sale of the Preferred Shares, the Dividend Shares and the Warrant and, upon conversion of the Preferred Shares and exercise of the Warrant, the issuance and delivery of the Conversion Shares and the Warrant Shares, respectively, are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” laws, as currently in effect.

2.23   Brokers; Financial Advisors.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company or its Subsidiaries, directly or indirectly, in connection with the transactions contemplated by the Transaction Documents, and no Person is entitled to any fee or commission or like payment from the Company or its Subsidiaries in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any Subsidiary.

2.24   Transactions With Affiliates.  No employee, officer, director, consultant, advisor, agent, stockholder or representative of the Company or any Subsidiary, or member of the family of any such Person, or any corporation, limited liability company, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than three percent (3%) of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, other than employment-at-will arrangements in the ordinary course of business.  To the Company’s knowledge, none of the Persons described in this Section 2.24 has any direct or indirect ownership interest in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any Person that competes with the Company or any Subsidiary.

2.25   Employees.

  (a)    To the Company’s knowledge, no key employee and no group of the Company’s or any Subsidiary’s employees or independent contractors has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company or any such Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee, group of employees, or independent contractors.

  (b)    To the Company’s knowledge, no employee of the Company or any Subsidiary is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee’s obligation to diligently promote and further the Company’s or such Subsidiary’s interests or perform the duties that have been assigned to such employee or (ii) that would conflict with the Company’s or such Subsidiary’s business as now conducted or as proposed to be conducted.

   (c)    None of the Company or its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof.  The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours.  None of the Company or its Subsidiaries is bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents or the Company or its Subsidiaries.  There is no labor strike, dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against or involving the Company or any Subsidiary.

   (d)    To the best of the Company’s knowledge, no employee of or consultant to the Company or any Subsidiary is in violation of any material term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or such Subsidiary.

   (e)    Each employee and consultant of the Company and its Subsidiaries that has had access to the Company’s Intellectual Property has entered into an agreement containing appropriate confidentiality and investment assignment provisions.

2.26    Environmental and Safety Laws.

  (a)    The Company and each Subsidiary, the operations of their businesses, and any real property that the Company or any Subsidiary owns, leases or otherwise occupies complies and has at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating in any way to the protection, investigation or restoration of the environment (including, without limitation, natural resources), the generation, use, handling, transportation or disposal of Hazardous Materials or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act or any state and local analogue (hereinafter “Environmental Laws”).  No expenditures are presently required to comply with any such applicable Environmental Laws.

  (b)    (i) None of the Company or its Subsidiaries has received any notice of a complaint, order, directive, claim, request for information, citation or other communication, written or oral, or any notice of any claim, lawsuit or proceeding raising a claim or potential claim against the Company, any Subsidiary or any of their predecessors or any of their respective real properties now or since formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law, and the Company is not aware of any basis therefor, and (ii) none of the Company or its Subsidiaries is subject to any order, decree, injunction or other directive of any governmental body or authority.

  (c)    (i) None of the Company or its Subsidiaries has used and, to the Company’s knowledge, no other person has used any portion of any property currently or previously owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, transportation storage or disposal of Hazardous Materials; (ii) none of the Company or its Subsidiaries owns or operates any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls is located on any portion of any property currently owned, operated or leased by the Company or any Subsidiary and (iii) to the Company’s knowledge, none of the Company or its Subsidiaries has caused or suffered to occur any Releases or threatened Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or owned, operated or leased by the Company or any Subsidiary.

  (d)    The Company and its Subsidiaries have obtained and are maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to any owned, operated or leased properties and the business operations operated thereon, and each of the Company and its Subsidiaries is in compliance with all such permits, licenses and approvals.  The Company is not aware of any reason why all necessary permits, licenses and approvals which have not been currently required for existing activities of the Company and its Subsidiaries but which will be required by Environmental Laws to construct, own, test or operate the properties and business operations contemplated by the Company and its Subsidiaries cannot be obtained in the ordinary course of business without material difficulty or delay.

  (e)    The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called “environmental cleanup responsibility acts” or requirements for the transfer of permits, approvals, or licenses.  To the Company’s knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or previously owned, leased, or operated properties of the Company or its Subsidiaries except as set forth in Schedule 2.26.

2.27   Foreign Corrupt Practices Act; USA Patriot Act.  None of the Company, its Subsidiaries or, to the best of the Company’s knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company or any Subsidiary, has violated, or taken any action which would cause the Company to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or the USA Patriot Act, or any rules and regulations thereunder.  Each of the Company’s and its Subsidiaries’ internal management and accounting practices and controls are adequate to ensure compliance with the FCPA and the USA Patriot Act.  There is not now, and there has never been, any employment by the Company or any Subsidiary of, or beneficial ownership in the Company or any Subsidiary by, any governmental or political official in any country in the world.

2.28   Illegal or Unauthorized Payments; Political Contributions.  None of the Company, its Subsidiaries or, to the best of the Company’s knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company or any Subsidiary has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law:  (a) as a kickback or bribe to any Person, or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of the Company’s or any Subsidiary’s funds.

2.29   Pending Changes.  To the Company’s knowledge, there is no pending or threatened change in any Law, rule, regulation or order applicable to its business, operations, properties, assets, products and services which is likely to result in a Material Adverse Change.  To the best of the Company’s knowledge, there has been no discovery, change or development in the development, design, manufacture or marketing of any product or service or proposed product or service of the Company or any Subsidiary, or any product or service that is or may be competitive with any such product or service or of any new or improved materials, products, services or processes useful in the business or the proposed business of the Company or any Subsidiary, to which an informed investor in the Company would attach importance in its decision to make an investment in the Company.

2.30   Investment Company Act.  The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.31   Registration Rights.  Except for as set forth in Schedule 2.31 and the rights granted to the Purchaser under the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

2.32   Books and Records.  Each of the Company’s and its Subsidiaries’ books of account, ledgers, order books, records and documents accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to the Company’s or Subsidiary’s, as appropriate, business, the location and collection of the Company’s or Subsidiary’s, as appropriate, assets, and the nature of all transactions giving rise to the Company’s or Subsidiary’s, as appropriate, obligations and accounts receivable.  The Company has previously delivered to the Purchaser and its counsel complete and correct copies of the Amended Charter and Bylaws and all amendments thereto, as in effect at the time of the Closing and made available to the Purchaser all minutes and consents reflecting meetings and actions taken by the Company’s Board of Directors (the “Board”) and stockholders.  Such minutes and consents constitute complete and accurate records of all meetings and consents in lieu of meetings of the Board and its committees, or body performing a similar function and holders of its securities since its date of incorporation or formation.

2.33   Disclosure.  The Company has disclosed to the Purchaser all facts material to the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations of the Company and each Subsidiary.  None of (i) this Agreement, (ii) any Schedule or Exhibit to this Agreement, (iii) any other Transaction Documents, or (iv) excepts as set forth in Schedule 2.33, any document filed by the Company with the Commission pursuant to the requirements of the Exchange Act (as the information contained in any such document filed with the Commission is supplemented, updated and/or amended in light of the disclosures made by the Company to the Purchaser contained in the documents and materials referenced in subsections (i), (ii) and (iii) immediately above), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

2.34   Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Change, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.35   SEC and NASDAQ Matters.

  (a)    The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating or suspending such registration or listing.  The Company is in compliance with all corporate governance requirements of NASDAQ.  The Company shall comply with all requirements of NASDAQ and the Commission with respect to the issuance of the Preferred Shares, the Warrant, the Dividend Shares, the Conversion Shares and the Warrant Shares and the listing of the Dividend Shares, the Conversion Shares and the Warrant Shares.

  (b)    Except as set forth in Schedule 2.35, the Company has implemented and maintains a system of internal control over financial reporting and a system of disclosure controls and procedures for the purpose of meeting the requirements of the Commission and the Sarbanes-Oxley Act of 2002 as applicable to the Company on the date hereof, except where the failure to implement or maintain such a system would not result, individually or in the aggregate, in a Material Adverse Change.

  (c)    The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement.

  (d)    The Company has not taken and will not, in violation of applicable Law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

  (e)    Hein & Associates LLP, who issued their report with respect to the Company’s financial statements for the year ended December 31, 2006 and who are reasonably expected by the Company to issue their report with respect to the financial statements to be incorporated by reference into the Registration Statement and the prospectus which forms a part thereof from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, is, to the Company’s knowledge, an independent registered public accounting firm as required by the Securities Act.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

3.1     Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company that:

  (a)    it is an entity all of the equity interests of which are owned by “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect;

  (b)    the Preferred Shares and the Warrant being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and

  (c)    it understands that (i) the Preferred Shares, the Dividend Shares, the Conversion Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares, the Dividend Shares, the Conversion Shares and the Warrant Shares must be held indefinitely (subject, however, to the Company’s obligation to effect the registration of registrable securities in accordance with the Registration Rights Agreement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Preferred Shares, the Dividend Shares, the Conversion Shares, the Warrant and the Warrant Shares will bear the legend to such effect set forth in Section 3.3.

3.2     Restricted Securities.  The Purchaser agrees not to make any disposition of all or any portion of the Preferred Shares, the Dividend Shares, the Conversion Shares, the Warrant or the Warrant Shares unless and until such securities are registered under the Securities Act and under any other applicable securities laws or such sale or transfer is exempt from such registration.

3.3     Legend.  The Purchaser acknowledges that the certificates evidencing the Preferred Shares, the Dividend Shares, the Conversion Shares, the Warrant and the Warrant Shares will bear the legend set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Preferred Shares, the Dividend Shares, the Conversion Shares or the Warrant Shares, and the Company shall issue a certificate without such legend to the holder thereof, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares, the Dividend Shares, the Conversion Shares or the Warrant Shares; provided, however, that no opinion shall be required for dispositions pursuant to Rule 144 under the Securities Act or in any transfer in compliance with applicable securities laws where the transferee shall receive securities bearing the legend above.

ARTICLE IV
CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY

4.1    Conditions to the Purchaser’s Obligations at the Closing.  The Purchaser’s obligation to purchase and pay for the Preferred Shares and the Warrant on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser:

 (a)    Representations and Warranties to be True and Correct.  The representations and warranties of the Company under this Agreement and in each other Transaction Document shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company’s Chief Executive Officer shall have certified to such effect to the Purchaser in writing.

 (b)    Performance.  The Company shall have performed and complied with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company’s Chief Executive Officer shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

 (c)    All Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

 (d)    Approvals; No Violation of Law.  The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person, required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby including, without limitatation, the approval of The NASDAQ Stock market, and the purchase and payment of the Preferred Shares and the Warrant at the Closing Date on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchaser.

 (e)    Consent of Holders of Series A Preferred Stock.  The Company shall have received any and all consents, waivers or approvals from the holders of Series A Preferred Stock necessary to issue and deliver the Preferred Shares, the Warrant, the Dividend Shares, the Conversion Shares and the Warrant Shares and to consummate the transactions contemplated under the Series B Certificate of Designations and the Transaction Documents in the form attached hereto as Exhibit E.

 (f)    No Injunction.  No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

 (g)    Registration Rights Agreement.  The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement.

 (h)    No Material Adverse Change.  No Material Adverse Change shall have occurred between the date of this Agreement and the Closing Date, and the Company’s Chief Executive Officer shall have certified to such effect to the Purchaser in writing.

 (i)     Qualification Under State Securities Laws.  All registrations, qualifications, permits and approvals required prior to issuance under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each of the other Transaction Documents, including without limitation, the offer, sale, issuance and delivery of the Preferred Shares and the Warrant to be purchased hereunder.

 (j)    Series B Certificate of Designations.  On or prior to the Closing, the Series B Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and the Amended Charter shall be in full force and effect on the Closing Date.

 (k)    Preemptive Rights.  All Persons having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares, the Warrant, the Dividend Shares, the Conversion Shares or the Warrant Shares shall have irrevocably waived the same in writing.

 (l)    Expenses.  The Company shall have paid the fees and expenses of the Purchaser, including the fees and disbursements of the Purchaser’s counsel invoiced at the Closing, in accordance with Section 6.1.

(m)   Supporting Documents.  The Purchaser and its counsel shall have received copies of the following documents:

(i)    (A) the Amended Charter, certified as of a recent date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the Company’s due incorporation and good standing and the Company’s payment of all excise taxes, and listing all documents of the Company on file with said Secretary, and (C) a certificate of the Secretary of State of the State of California and a certificate from the Franchise Tax Board of the State of California, dated as of a recent date, with respect to the good standing of the Company;

(ii)   a certificate of the Company’s Secretary dated the Closing Date, certifying:  (A) that attached thereto is a true and complete copy of the Bylaws as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the Series B Certificate of Designations, the execution, delivery, and performance of each of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares, the Dividend Shares and the Warrant and the reservation of the Conversion Shares and the Warrant Shares, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Amended Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

(iii)   such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Purchaser or its counsel reasonably may request.

 (n)    Cross-Receipt.  The Company and the Purchaser shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchaser of the Preferred Shares and the Warrant and the Purchaser’s payment therefor.

 (o)    Opinion of Company’s Counsel.  The Purchaser shall have received from Rutan & Tucker LLP, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchaser and its counsel, in the form set forth in Exhibit F.

 (p)    Bank Waivers.  The Borrowers (as defined in the Credit Agreement, as defined below) shall have obtained waivers from a sufficient number of the lenders party to that certain Credit Agreement, dated as of February 27, 2007 (as amended, the “Credit Agreement”), among Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Magic Valley, LLC, Pacific Ethanol Holding Co. LLC, WestLB AG, New York Branch, as administrative agent, waiving all defaults under the Credit Agreement existing as of March 17, 2008, in a form substantially satisfactory to the Purchaser.

 (q)    No Defaults under Loan Agreements. After giving effect to the waivers described in Section 4.1(p), on the Closing Date there shall be no Defaults or Events of Default (as defined in the Credit Agreement) under the Credit Agreement, nor any defaults or events of default under any other loan agreement to which the Company or any of its affiliates are party.

 (r)     2007 Form 10-K. The Company shall have filed with the Commission its annual report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) on or prior to March 31, 2008 and the audit opinion of the Company’s independent registered public accounting firm, Hein & Associates LLP, contained in the 2007 Form 10-K shall not contain a “going concern” qualification.

 (s)    Restatement of Prior Period Financial Statements.  The Company shall not have restated any of the Company’s financial statements nor shall the Company have filed a Form 8-K with the Commission pursuant to Item 4.02 thereunder with respect to any of the Company’s financial statements filed with the Commission.

 (t)    Securities Litigation.  No class action securities litigation shall have been commenced against the Company.

 (u)    NASDAQ Listing.  The Company’s common stock shall be listed for trading on The NASDAQ Global Market.

4.2    Conditions to the Company’s Obligations at the Closing.  The Company’s obligation to sell and issue the Preferred Shares and the Warrant being sold and issued by it on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

 (a)    Representations and Warranties to be True and Correct.  The representations and warranties of the Purchaser contained in Article III shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

 (b)    Registration Rights Agreement.  The Purchaser shall have executed and delivered the Registration Rights Agreement.

 (c)    Cross Receipt.  The Company and the Purchaser shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchaser of the Preferred Shares and the Warrant and the Purchaser’s payment therefor.

 (d)    Purchase Price Paid.  The Purchaser shall have paid the purchase price for the Preferred Shares and the Warrant to the Company as set forth in Section 1.2(a).

ARTICLE V
COVENANTS OF THE COMPANY

The Company covenants and agrees with the Purchaser that:

5.1     Reserve for Conversion Shares and Warrant Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and effecting the exercise of the Warrant and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares and effecting the exercise of the Warrant from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares and exercise of the Warrant or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable federal and state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares and upon exercise of the Warrant.

5.2     Corporate Existence.  The Company shall preserve and maintain, and, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

5.3     Preservation of Property and Assets.  The Company shall, and shall cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a governmental body or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted.  The Company shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the property where such Release would violate in any respect, or form the basis for any claims under, any Environmental Laws.

5.4     Properties, Business, Insurance.  The Company shall obtain and maintain and cause each of its Subsidiaries to maintain as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

5.5     Inspection, Consultation and Advice.  The Company shall permit, and cause each of its Subsidiaries to permit, the Purchaser and such persons as it may designate to visit and inspect any of the properties of the Company or its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company or its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to the Company’s and its Subsidiaries’ affairs, finances and accounts.

5.6     Restrictive Agreements Prohibited.  None of the Company or its Subsidiaries shall become a party to any agreement which by its terms restricts the Company’s performance of this Agreement or any of the other Transaction Documents.

5.7     Transactions with Affiliates.  Except for transactions contemplated by this Agreement, transactions with Cascade Investment, L.L.C., a Washington limited liability company, or as otherwise approved by the Board, none of the Company or its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than three percent (3%) of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than three percent (3%) of the outstanding capital stock thereof.

5.8     Payment of Taxes and Indebtedness.  The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested or extended in good faith and by appropriate proceedings if the Company or such Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.  The Company shall pay and cause any Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or such Subsidiary, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

5.9     Internal Accounting Controls.  The Company shall devise and maintain systems, and shall cause each of its Subsidiaries to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and shall devise and maintain, and shall cause each of its Subsidiaries to devise and maintain, internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.10    Change of Operations.  The Company shall not, and shall not permit any of its Subsidiaries to, change the general character of its business as conducted on the date hereof or as presently proposed to be conducted, or engage in any type of business not directly related to such business as presently and normally conducted or as presently proposed to be conducted.

5.11    Indemnity.

  (a)    The Company agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective directors, managers, officers, members, stockholders, employees, Affiliates, agents, trustees, advisors (including, without limitation, attorneys, accountants and financial advisors), attorneys-in-fact, successors and assigns (collectively, “Indemnified Parties”) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and related charges and any costs or expenses that an Indemnified Party incurs to enforce its right to indemnification) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any of the other Transaction Documents.

  (b)    The provisions of this Section 5.11 shall not limit or impair any right or remedy arising from breach of this Agreement or any of the other Transaction Documents.  In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder.  All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.

5.12    Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable Laws.

5.13    Use of Proceeds.  The Company agrees to use the net proceeds from the sale and issuance of the Preferred Shares and the Warrant pursuant to this Agreement for (a) the payment of outstanding fees in connection with the construction of certain facilities of the Company, including the Stockton and Madera facilities, and (b) working capital.

5.14    HSR Act Filings.  To the extent required with respect to the Dividend Shares, the Conversion Shares and the Warrant Shares after the Closing, the Company will file, and will provide any and all assistance to the Purchaser necessary to enable the Purchaser to file, all notices, reports and other documents required to be filed with governmental entities, including without limitation the Federal Trade Commission and the U.S. Department of Justice, in connection with the transactions set forth in the Transaction Documents.  Without limitation, if and as requested by the Purchaser, the Company shall prepare and file, as promptly as practical, one or more Notification and Report Forms complying with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and related laws, rules and regulations.  For the avoidance of doubt, after the Closing no Conversion Shares or Warrant Shares shall be issued to the Purchaser pursuant to the Transaction Documents until such time as any waiting period required by the HSR Act in connection with such issuance shall have expired or been terminated.

5.15    Stockholder Approval.  As soon as practicable after the date hereof, the Company shall use its commercially best efforts to hold a meeting of the Company’s stockholders in compliance with the rules of the Commission regarding proxies, consents and authorizations of stockholders in Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and shall make all appropriate filings related thereto (including, without limitation, the filing of any effective proxy statement) with the Commission to give effect hereto, to approve the Agreement and the transactions contemplated hereby, including the issuance of any Dividend Shares and the issuance of any Conversion Shares as a result of a conversion price adjustment pursuant to Section 5(d) of the Series B Certificate of Designations.

5.16    New Capital Expenditures.  Until such time as the loans represented by the Secured Promissory Note dated November 28, 2007, and the Secured Promissory Note dated December 27, 2007, by and between Pacific Ethanol Imperial, LLC, and the Purchaser (as they have been amended) have been paid in full, the Company shall not without the written consent of the Purchaser initiate any New Capital Project, nor shall the Company permit any of its Subsidiaries to initiate any New Capital Project.

5.17    Undertakings of the Company With Respect to Series A Preferred Stock Transferees.  In connection with any transfer of shares of Series A Preferred Stock, the Company undertakes to (i) provide written notice to any proposed transferee of such shares of Series A Preferred Stock prior to the closing of such transfer advising such transferee(s) that the Series B Preferred Stock is a series of capital stock that ranks pari passu with the Series A Preferred Stock with respect to dividend and liquidation rights and (ii) treat any dividend and liquidation distributions with respect to the Series A Preferred Stock and the Series B Preferred Stock on a pari passu basis.

ARTICLE VI
MISCELLANEOUS

6.1     Expenses.  At the Closing the Company shall reimburse the Purchaser for all legal and accounting fees and expenses incurred by the Purchaser in connection with the transactions contemplated hereby.  The Company agrees that the fees and expenses incurred by the Purchaser through the Closing Date in connection with the transactions contemplated hereby may be paid directly by the Purchaser to such persons and deducted from the purchase price payable at the Closing.  The Company shall pay all costs and expenses that it incurs in connection with the transactions.  The Company further agrees to reimburse the Purchaser on demand for the Purchaser’s reasonable out of pocket expenses incurred in connection with any amendment to, or waiver or enforcement of, this Agreement or the other Transaction Documents.  The Company shall also pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares and the Dividend Shares or, upon conversion thereof, the Conversion Shares or upon exercise of the Warrant, the Warrant Shares.

6.2     Survival of Agreements.  All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the Warrant, and the issuance and delivery of the Dividend Shares, the Conversion Shares and the Warrant Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

6.3    Brokerage.  Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to the Transaction Documents or to the transactions contemplated thereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

6.4    Parties in Interest.  All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Preferred Shares, the Warrant, the Dividend Shares, the Conversion Shares and the Warrant Shares, as the case may be.  Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person other than the parties to this Agreement or their respective successors and assigns except as expressly provided in this Agreement.

6.5    Specific Performance.  Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party hereto and that the other party hereto will not have an adequate remedy at law.  Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

6.6    Further Assurances.  The Company and the Purchaser each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

6.7    Submission to Jurisdiction; Consent to Service of Process.

 (a)    The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within Fresno County, California, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

 (b)    Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.8.

6.8    Notices.  Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of:  (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party (i) if to the Purchaser, to Lyles United, LLC, 1210 West Olive Avenue, Fresno, CA, 93728, attention:  Will Lyles, Vice President, with a copy to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111, attention: Gary P. Kaplan, facsimile (415) 217-5910, and (ii) if to the Company, to Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, CA 95814, attention:  Neil Koehler, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention:  Larry A. Cerutti, facsimile (714) 546-9035.  Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the Purchaser.

6.9    Governing Law.  This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

6.10   Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, together with the other Transaction Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.  All Schedules and Exhibits hereto are hereby incorporated herein by reference.

6.11   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12   Amendments and Waivers.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

6.13   Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

6.14   Titles and Subtitles; Interpretive Matters.  The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting any term or provision of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

6.15   Facsimile Signatures.  Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

6.16   Other Remedies.  In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents.  No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

6.17   Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

 “Closing” shall mean the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

“Closing Date” shall mean the Business Day immediately following the date on which all of the conditions set forth in Sections 4.1 and 4.2 are satisfied, or such other date as the parties may agree; provided, however, that if such conditions are not met (or waived) in full prior to April 30, 2008, the Purchaser shall not be required to proceed with the Closing and this Agreement shall terminate and be of no further force or effect.

“Commission” shall mean the U. S. Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Hazardous Material” shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydro chlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

“Law,” with respect to any Person, shall mean such Person’s certificate of incorporation or other organizational documents, its by-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to such Person.

“Lien” or “Liens” shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind.

“Material Adverse Change” shall mean a material adverse change in the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

“New Capital Project” means any project or series of projects involving the investment of more than $1.0 million of new capital for the acquisition or improvement of a fixed asset which extends the life or increases the productivity of the asset, individually or in the aggregate, which is not already contemplated by the Company’s cash flow projections as of February 27, 2008, copies of which have been provided to the Purchaser.

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

“Registration Rights Agreement” shall mean the Registration Rights Agreement between the Company and the Purchaser, in the form attached hereto as Exhibit D.

“Release” shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

“Subsidiary(ies)” shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries.  Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company’s Subsidiary(ies).

“Transaction Documents” shall mean this Agreement, the Warrant, the Registration Rights Agreement, and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Purchase Agreement as of the day and year first above written.

COMPANY:	PACIFIC ETHANOL, INC.

By: /s/ NEIL M. KOEHLER
Name: Neil M. Koehler
Title: CEO

PURCHASER:	LYLES UNITED, LLC

By: /s/ GERALD V. LYLES
Gerald V. Lyles, President